As filed with the Securities and Exchange Commission on August 6, 2015
Registration No. 333-_____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NxStage Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-3454702
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

350 Merrimack Street, Lawrence, MA	1,843
(Address of Principal Executive Offices)	(Zip Code)

2005 Employee Stock Purchase Plan
(Full title of the plan)

Winifred L. Swan
Senior Vice President and General Counsel
NxStage Medical, Inc.
350 Merrimack Street
Lawrence, MA 01843
(Name and address of agent for service)

(978) 687-4700
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	200,000 shares (1)(2)	$14.32(3)	$2,864,000(3)	$333

(1)
The aggregate number of shares to be registered is subject to adjustment by reason of stock splits, stock dividends and other events pursuant to the terms of the 2005 Employee Stock Purchase Plan, as amended (the “Plan”), as applicable. Accordingly, pursuant to Rule 416 under the Securities Act of 1933 (“Securities Act”), this Registration Statement covers, in addition to the number of shares of common stock shown in the table above, an indeterminate number of shares of the Registrant’s common stock which may be subject to grant or otherwise issuable by operation of the provisions of the Plan governing such adjustments.

(2)	Consists of an additional 200,000 shares issuable under the Plan as previously approved by the stockholders of the Registrant.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high ($14.59) and low ($14.05) sales price for the Registrant’s common stock as reported on the NASDAQ Global Select Market on July 31, 2015.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 200,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2005 Employee Stock Purchase Plan, as amended (the “Plan”), for which a Registration Statement on Form S-8 relating to the Plan is effective.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Registrant’s previously filed Registration Statements on Form S-8 (File Nos. 333-158142, 333-151857, 333-149225, 333-130241) relating to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.
The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrence, Massachusetts on August 6, 2015.
NxSTAGE MEDICAL, INC.
By:/s/ Jeffrey H. Burbank
Jeffrey H. Burbank
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Further, we, the undersigned officers and directors of the Registrant hereby severally constitute and appoint Jeffrey H. Burbank, Matthew W. Towse and Winifred L. Swan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments or supplements to this Registration Statement, including post-effective amendments to this Registration Statement, and generally to do all such things in connection therewith in our names and on our behalf in our capacities as indicated to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to any and all amendments and supplements thereto.

Signature	Title	Date

/s/ Jeffrey H. Burbank	Chief Executive Officer and Director	August 6, 2015
Jeffrey H. Burbank	(Principal Executive Officer)

/s/ Matthew W. Towse	Chief Financial Officer and Senior Vice President	August 6, 2015
Matthew W. Towse	(Principal Financial and Accounting Officer)

/s/ Robert G. Funari	Chairman of the Board of Directors	August 6, 2015
Robert G. Funari

/s/ Daniel A. Giannini	Director	August 6, 2015
Daniel A. Giannini

/s/ Earl R. Lewis	Director	August 6, 2015
Earl R. Lewis

/s/ Jean K. Mixer	Director	August 6, 2015
Jean K. Mixer

/s/ Craig W. Moore	Director	August 6, 2015
Craig W. Moore

/s/ Reid S. Perper	Director	August 6, 2015
Reid S. Perper

/s/ Barry M. Straube	Director	August 6, 2015
Barry M. Straube

EXHIBIT INDEX

Exhibit Number	Description
5.1+	Opinion of Hogan Lovells US LLP.
23.1+	Consent of Ernst & Young LLP, an independent registered public accounting firm.
23.2+	Consent of Hogan Lovells US LLP (included in its opinion in Exhibit 5.1).
24.1+	Powers of Attorney (contained under Signatures and Power of Attorney).
99.1
2005 Employee Stock Purchase Plan, as amended. Filed as Appendix A to NxStage’s Definitive Proxy Statement on Schedule 14A filed on April 23, 2015 under Commission File Number 0-51567 and incorporated herein by reference.

+Filed herewith.